P R E S S R E L E A S E
Vornado Announces Third Quarter 2024 Financial Results
New York City | November 4, 2024
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended September 30, 2024 Financial Results
NET LOSS attributable to common shareholders for the quarter ended September 30, 2024 was $19,154,000, or $0.10 per diluted share, compared to net income attributable to common shareholders of $52,846,000, or $0.28 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2024 was $99,256,000, or $0.50 per diluted share, compared to $119,487,000, or $0.62 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended September 30, 2024 was $102,755,000, or $0.52 per diluted share, and $127,241,000, or $0.66 per diluted share, for the prior year's quarter.
Nine Months Ended September 30, 2024 Financial Results
NET INCOME attributable to common shareholders for the nine months ended September 30, 2024 was $7,072,000, or $0.04 per diluted share, compared to $104,391,000, or $0.54 per diluted share, for the nine months ended September 30, 2023.
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2024 was $352,914,000, or $1.79 per diluted share, compared to $382,658,000, or $1.97 per diluted share, for the nine months ended September 30, 2023. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2024 was $324,860,000, or $1.65 per diluted share, and $384,371,000, or $1.98 per diluted share, for the nine months ended September 30, 2023.

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 18

The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$99,256	$119,487	$352,914	$382,658
Per diluted share (non-GAAP)	$0.50	$0.62	$1.79	$1.97

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	$4,164	$3,115	$10,897	$8,196
Our share of the gain on the discounted extinguishment of the 280 Park Avenue mezzanine loan	—	—	(31,215)	—
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	—	—	(13,069)	(6,173)
Other	(365)	5,330	2,896	(167)
	3,799	8,445	(30,491)	1,856
Noncontrolling interests' share of above adjustments on a dilutive basis	(300)	(691)	2,437	(143)
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$3,499	$7,754	$(28,054)	$1,713
Per diluted share (non-GAAP)	$0.02	$0.04	$(0.14)	$0.01

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$102,755	$127,241	$324,860	$384,371
Per diluted share (non-GAAP)	$0.52	$0.66	$1.65	$1.98
________________________________
(1)See page 11 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2024 and 2023.
FFO, as Adjusted Bridge - Q3 2024 vs. Q3 2023
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2023 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2024:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2023	$127.2	$0.66

(Decrease) increase in FFO, as adjusted due to:
Lease expirations, net of rent commencements, and other tenant related items	(16.7)
Change in interest expense, net of interest income	(11.4)
Other, net	1.4
	(26.7)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	2.3
Net decrease	(24.4)	(0.14)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2024	$102.8	$0.52
See page 11 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2024 and 2023. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

NYSE: VNO | WWW.VNO.COM	PAGE 2 OF 18

Financing Activity
280 Park Avenue
On April 4, 2024, a joint venture, in which we have a 50% interest, amended and extended the $1,075,000,000 mortgage loan on 280 Park Avenue. The maturity date on the amended loan was extended to September 2026, with options to fully extend to September 2028, subject to certain conditions. The interest rate on the amended loan remains at SOFR plus 1.78%. On July 8, 2024, the joint venture swapped the interest rate to a fixed rate of 5.84% through September 2028. Additionally, on April 4, 2024, the joint venture amended and extended the $125,000,000 mezzanine loan, and subsequently repaid the loan for $62,500,000. In connection with the repayment of the mezzanine loan, we recognized our $31,215,000 share of the debt extinguishment gain which is included in “income from partially owned entities” on our consolidated statements of income.
435 Seventh Avenue
On April 9, 2024, we completed a $75,000,000 refinancing of 435 Seventh Avenue, of which $37,500,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.10% and matures in April 2028. The interest rate on the loan was swapped to a fixed rate of 6.96% through April 2026. The loan replaces the previous $95,696,000 fully recourse loan, which bore interest at SOFR plus 1.41%.
Unsecured Revolving Credit Facility
On May 3, 2024, we extended one of our two unsecured revolving credit facilities to April 2029 (as fully extended). The new $915,000,000 facility replaced the $1.25 billion facility that was due to mature in April 2026. The new facility currently bears interest at a rate of SOFR plus 1.20% with a facility fee of 25 basis points. Our $1.25 billion revolving credit facility matures in December 2027 (as fully extended) and has an interest rate of SOFR plus 1.15% and a facility fee of 25 basis points.
640 Fifth Avenue (Fifth Avenue and Times Square JV)
On June 10, 2024, the Fifth Avenue and Times Square JV completed a $400,000,000 refinancing of 640 Fifth Avenue. The non-recourse loan matures in July 2029, bears interest at a fixed rate of 7.47% and amortizes at $7,000,000 per annum. The loan replaces the previous $500,000,000 loan, which the joint venture paid down by $100,000,000. The previous loan was fully recourse to the Operating Partnership and bore interest at SOFR plus 1.11%.
606 Broadway
On September 5, 2024, the $74,119,000 non-recourse mortgage loan on 606 Broadway, in which we hold a 50% interest, matured and was not repaid, at which time the lender declared an event of default. As of September 30, 2024, the property has a carrying value of $54,196,000, which is after an impairment charge recorded in the fourth quarter of 2023. We consolidate the joint venture. The loan currently bears interest at a floating rate of SOFR plus 1.91% (7.02% as of September 30, 2024) and provides for additional default interest of 3.00%.
85 Tenth Avenue
On September 24, 2024, a joint venture, in which we have a 49.9% interest, modified the terms of the $625,000,000 mortgage loan on 85 Tenth Avenue. Per the original loan agreement, the mortgage loan is comprised of a (i) $396,000,000 3.82% senior note, (ii) $129,000,000 5.20% mezzanine A note and (iii) $100,000,000 6.60% mezzanine B note. The modification provides for the interest payments due under the mezzanine notes to be deferred until the December 2026 loan maturity. The deferred amounts will not accrue additional interest. The cash available from the deferred interest payments will be used to fund leasing costs at the property. At loan maturity, if there is no event of default, repayment of 50% of the accrued mezzanine interest will be waived.
Alexander's, Inc. ("Alexander's")
On September 30, 2024, Alexander’s, in which we own a 32.4% common equity interest, completed a $400,000,000 refinancing of the office condominium portion of 731 Lexington Avenue, the Bloomberg LP headquarters building. The interest-only loan carries a fixed rate of 5.04% and matures in October 2028. The loan is prepayable, at Alexander’s option, with no penalty, beginning in October 2026. The loan replaces the previous $490,000,000 loan on the office condominium, that bore interest at the Prime Rate and was scheduled to mature in October 2024.

NYSE: VNO | WWW.VNO.COM	PAGE 3 OF 18

Financing Activity - continued
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the nine months ended September 30, 2024:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
280 Park Avenue (50.0% interest)	$537,500	5.84%	09/28	S+178
PENN 11(1)	250,000	6.21%	10/25	S+206
435 Seventh Avenue	75,000	6.96%	04/26	S+210

		Index Strike Rate
Interest rate caps:
61 Ninth Avenue (45.1% interest)	$75,543	4.39%	01/26	S+146
________________________________
(1)Together with the existing $250,000 swap arrangement on the $500,000 PENN 11 mortgage loan, the loan will bear interest at an all-in swapped rate of 6.28% through October 2025.
Acquisitions
On August 6, 2024, we purchased a $50,000,000 B-Note secured by a Midtown Manhattan property at par. The B-Note, together with the $35,000,000 A-Note, is in default. The B-Note accrues interest at 5.25% plus 4.00% default interest. The $50,000,000 B-Note investment was recorded to “other assets” on our consolidated balance sheets.
Dispositions
220 Central Park South
During the nine months ended September 30, 2024, we closed on the sale of two condominium units at 220 CPS for net proceeds of $31,605,000, resulting in a financial statement net gain of $15,175,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,106,000 of income tax expense was recognized on our consolidated statements of income. Four units remain unsold.
50-70 West 93rd Street
On May 13, 2024, we sold our 49.9% interest in 50-70 West 93rd Street to our joint venture partner. We received net proceeds of $2,000,000 after deducting our share of the existing $83,500,000 mortgage loan, which was scheduled to mature in December 2024, resulting in a net gain of $873,000. The net gain is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Alexander’s
On May 3, 2024, Alexander’s, in which we own a 32.4% common equity interest, and Bloomberg L.P. reached an agreement to extend the leases covering approximately 947,000 square feet at 731 Lexington Avenue that were scheduled to expire in February 2029 for a term of eleven years to February 2040.

NYSE: VNO | WWW.VNO.COM	PAGE 4 OF 18

Leasing Activity
The leasing activity and related statistics below and on the following page are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York				555 California Street
	Office		Retail	THE MART
Three Months Ended September 30, 2024
Total square feet leased	454		97	239	46
Our share of square feet leased:	292		92	239	33
Initial rent(1)	$92.32		$66.26	$50.18	$98.75
Weighted average lease term (years)	9.7		10.8	8.4	11.6
Second generation relet space:
Square feet	205	(2)	—	145	33
GAAP basis:
Straight-line rent(3)	$77.77		$—	$51.92	$107.77
Prior straight-line rent	$77.85		$—	$48.24	$89.76
Percentage (decrease) increase	(0.1)%		—	7.6%	20.1%
Cash basis (non-GAAP):
Initial rent(1)	$84.56		$—	$52.66	$98.75
Prior escalated rent	$90.88		$—	$54.04	$94.16
Percentage (decrease) increase	(7.0)%		—	(2.6)%	4.9%
Tenant improvements and leasing commissions:
Per square foot	$96.29		$41.37	$110.80	$225.15
Per square foot per annum	$9.93		$3.83	$13.19	$19.41
Percentage of initial rent	10.8%		5.8%	26.3%	19.7%
________________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Excludes 64 square feet of leases at PENN 1 which had been vacant for more than nine months and, therefore, are not considered second generation relet space used to calculate our mark-to-market statistics. Additionally, includes 148 square feet (at share) with no tenant improvement allowance at a reduced rent.
The statistics presented below are adjusted to reflect (i) the inclusion of the 64 square feet of PENN 1 leases and (ii) the 148 square feet at share of second generation relet space based on what would have been the higher rent and tenant improvement allowance.

	Per Above	As Adjusted
GAAP basis percentage (decrease) increase	(0.1)%	21.9%
Cash basis percentage (decrease) increase	(7.0)%	17.9%
Tenant improvements and leasing commissions as a percentage of initial rent	10.8%	14.2%
(3)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.

NYSE: VNO | WWW.VNO.COM	PAGE 5 OF 18

Leasing Activity - continued

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Nine Months Ended September 30, 2024
Total square feet leased	2,067	137	322	153
Our share of square feet leased:	1,140	129	322	109
Initial rent(1)	$112.14	$120.86	$53.00	$90.56
Weighted average lease term (years)	10.0	8.9	7.7	9.1
Second generation relet space:
Square feet	818	31	207	109
GAAP basis:
Straight-line rent(2)	$107.77	$250.90	$54.85	$92.85
Prior straight-line rent	$101.55	$234.04	$51.65	$81.50
Percentage increase	6.1%	7.2	6.2%	13.9%
Cash basis (non-GAAP):
Initial rent(1)	$118.90	$255.12	$56.12	$90.56
Prior escalated rent	$117.38	$298.27	$57.34	$91.96
Percentage increase (decrease)	1.3%	(14.5)	(2.1)%	(1.5)%
Tenant improvements and leasing commissions:
Per square foot	$89.54	$59.41	$93.81	$126.66
Per square foot per annum	$8.95	$6.68	$12.18	$13.92
Percentage of initial rent	8.0%	5.5%	23.0%	15.4%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of September 30, 2024	86.7%	87.5%	77.6%	79.7%	94.5%

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:	Total	New York	THE MART	555 California Street(1)
Same store NOI at share % decrease(2):
Three months ended September 30, 2024 compared to September 30, 2023	(8.4)%	(9.0)%	(2.8)%	(4.7)%
Nine months ended September 30, 2024 compared to September 30, 2023	(7.4)%	(6.0)%	(5.8)%	(24.3)%
Three months ended September 30, 2024 compared to June 30, 2024	(6.0)%	(6.0)%	(6.8)%	(6.1)%

Same store NOI at share - cash basis % (decrease) increase(2):
Three months ended September 30, 2024 compared to September 30, 2023	(2.2)%	(2.9)%	(6.9)%	11.6%
Nine months ended September 30, 2024 compared to September 30, 2023	(4.8)%	(3.7)%	(3.8)%	(16.4)%
Three months ended September 30, 2024 compared to June 30, 2024	(2.3)%	(1.7)%	(11.5)%	(1.8)%
____________________
(1)The nine months ended September 30, 2023 includes our $14,103,000 share of the receipt of a tenant settlement, net of legal expenses.
(2)See pages 13 through 18 for same store NOI at share and same store NOI at share - cash basis reconciliations.

NYSE: VNO | WWW.VNO.COM	PAGE 6 OF 18

NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2024 and 2023 and the three months ended June 30, 2024 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2024
	2024	2023		2024	2023
NOI at share:
New York:
Office(1)	$167,051	$183,919	$178,338	$513,377	$544,231
Retail	47,283	46,559	48,392	143,141	141,183
Residential	5,784	5,570	6,220	17,972	16,495
Alexander's	9,470	9,586	9,203	30,380	28,085
Total New York	229,588	245,634	242,153	704,870	729,994
Other:
THE MART	14,972	15,132	16,060	45,518	47,003
555 California Street(2)	15,780	16,564	16,800	49,109	64,840
Other investments	5,151	3,665	5,158	15,289	14,280
Total Other	35,903	35,361	38,018	109,916	126,123
NOI at share	$265,491	$280,995	$280,171	$814,786	$856,117

NOI at share - cash basis:
New York:
Office(1)	$173,415	$179,838	$176,915	$516,700	$543,172
Retail	44,095	45,451	44,700	132,668	134,441
Residential	5,527	5,271	5,947	17,164	15,451
Alexander's	10,424	10,284	10,272	35,557	30,376
Total New York	233,461	240,844	237,834	702,089	723,440
Other:
THE MART	14,901	15,801	16,835	46,685	47,068
555 California Street(2)	19,589	17,552	19,956	56,483	67,554
Other investments	4,347	3,818	4,965	14,244	14,557
Total Other	38,837	37,171	41,756	117,412	129,179
NOI at share - cash basis	$272,298	$278,015	$279,590	$819,501	$852,619
________________________________
(1)Includes Building Maintenance Services NOI of $8,280, $7,752, $7,926, $23,423 and $20,838 for the three months ended September 30, 2024 and 2023 and June 30, 2024 and the nine months ended September 30, 2024 and 2023, respectively.
(2)The nine months ended September 30, 2023 includes our $14,103 share of the receipt of a tenant settlement, net of legal expenses.

NYSE: VNO | WWW.VNO.COM	PAGE 7 OF 18

Active Development/Redevelopment Summary as of September 30, 2024:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,795,000	$750,000		$685,275	$64,725	2026	9.5%
Districtwide Improvements	N/A	100,000		66,164	33,836	N/A	N/A
Total PENN District		850,000	(1)	751,439	98,561

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	34,298	90,702	2026	10.3%

Total Active Development Projects		$975,000		$785,737	$189,263
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. As of September 30, 2024, we have fully funded our $34,000 share of cash contributions.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, November 5, 2024 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 1557554. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2023. Currently, some of the factors are the increased interest rates and effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 18

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	September 30, 2024	December 31, 2023
ASSETS
Real estate, at cost:
Land	$2,434,209	$2,436,221	$(2,012)
Buildings and improvements	10,306,041	9,952,954	353,087
Development costs and construction in progress	1,153,831	1,281,076	(127,245)
Leasehold improvements and equipment	137,086	130,953	6,133
Total	14,031,167	13,801,204	229,963
Less accumulated depreciation and amortization	(3,969,369)	(3,752,827)	(216,542)
Real estate, net	10,061,798	10,048,377	13,421
Right-of-use assets	677,135	680,044	(2,909)
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	783,596	997,002	(213,406)
Restricted cash	245,479	264,582	(19,103)
Total	1,029,075	1,261,584	(232,509)
Tenant and other receivables	72,061	69,543	2,518
Investments in partially owned entities	2,682,672	2,610,558	72,114
Receivable arising from the straight-lining of rents	698,912	701,666	(2,754)
Deferred leasing costs, net	352,765	355,010	(2,245)
Identified intangible assets, net	120,252	127,082	(6,830)
Other assets	388,431	333,801	54,630
Total assets	$16,083,101	$16,187,665	$(104,564)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,675,054	$5,688,020	$(12,966)
Senior unsecured notes, net	1,195,403	1,193,873	1,530
Unsecured term loan, net	795,601	794,559	1,042
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	746,060	732,859	13,201
Accounts payable and accrued expenses	362,395	411,044	(48,649)
Deferred revenue	29,236	32,199	(2,963)
Deferred compensation plan	113,352	105,245	8,107
Other liabilities	323,541	311,132	12,409
Total liabilities	9,815,642	9,843,931	(28,289)
Redeemable noncontrolling interests	808,189	638,448	169,741
Shareholders' equity	5,277,954	5,509,064	(231,110)
Noncontrolling interests in consolidated subsidiaries	181,316	196,222	(14,906)
Total liabilities, redeemable noncontrolling interests and equity	$16,083,101	$16,187,665	$(104,564)

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 18

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$443,255	$450,995	$1,329,896	$1,369,277

Net (loss) income	$(19,468)	$59,570	$14,358	$133,501
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	14,152	13,541	40,024	26,250
Operating Partnership	1,690	(4,736)	(724)	(8,773)
Net (loss) income attributable to Vornado	(3,626)	68,375	53,658	150,978
Preferred share dividends	(15,528)	(15,529)	(46,586)	(46,587)
Net (loss) income attributable to common shareholders	$(19,154)	$52,846	$7,072	$104,391

(Loss) income per common share - basic:
Net (loss) income per common share	$(0.10)	$0.28	$0.04	$0.55
Weighted average shares outstanding	190,556	190,364	190,493	191,228

(Loss) income per common share - diluted:
Net (loss) income per common share	$(0.10)	$0.28	$0.04	$0.54
Weighted average shares outstanding	190,556	192,921	195,473	193,845

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$99,256	$119,487	$352,914	$382,658
Per diluted share (non-GAAP)	$0.50	$0.62	$1.79	$1.97

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$102,755	$127,241	$324,860	$384,371
Per diluted share (non-GAAP)	$0.52	$0.66	$1.65	$1.98

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	198,912	193,036	197,224	194,012
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income attributable to common shareholders	$(19,154)	$52,846	$7,072	$104,391
Per diluted share	$(0.10)	$0.28	$0.04	$0.54

FFO adjustments:
Depreciation and amortization of real property	$103,190	$97,809	$297,870	$287,523
Real estate impairment losses	—	625	—	625
Net gains on sale of real estate	—	(53,045)	(873)	(53,305)
Our share of partially owned entities:
Depreciation and amortization of real property	25,091	26,765	77,712	80,900
Net gain on sale of real estate	—	—	—	(16,545)
FFO adjustments, net	128,281	72,154	374,709	299,198
Impact of assumed conversion of dilutive convertible securities	385	387	1,164	1,225
Noncontrolling interests' share of above adjustments on a dilutive basis	(10,256)	(5,900)	(30,031)	(22,156)
FFO attributable to common shareholders plus assumed conversions	$99,256	$119,487	$352,914	$382,658
Per diluted share	$0.50	$0.62	$1.79	$1.97

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	190,556	190,364	190,493	191,228
Effect of dilutive securities:
Share-based payment awards	6,824	445	4,980	163
Convertible securities	1,532	2,227	1,751	2,621
Denominator for FFO per diluted share	198,912	193,036	197,224	194,012

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2024 and 2023 and the three months ended June 30, 2024.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2024
	2024	2023		2024	2023
Net (loss) income	$(19,468)	$59,570	$40,099	$14,358	$133,501
Depreciation and amortization expense	116,006	110,349	109,774	334,439	324,076
General and administrative expense	35,511	35,838	38,475	111,883	116,843
Transaction related costs and other	(113)	813	3,361	3,901	1,501
Income from partially owned entities	(18,229)	(18,269)	(47,949)	(82,457)	(72,207)
Interest and other investment income, net	(12,391)	(14,717)	(10,511)	(34,626)	(37,454)
Interest and debt expense	100,907	88,126	98,401	289,786	261,528
Net gains on disposition of wholly owned and partially owned assets	—	(56,136)	(16,048)	(16,048)	(64,592)
Income tax expense	4,883	11,684	5,284	16,907	20,848
NOI from partially owned entities	67,292	72,100	68,298	205,959	210,942
NOI attributable to noncontrolling interests in consolidated subsidiaries	(8,907)	(8,363)	(9,013)	(29,316)	(38,869)
NOI at share	265,491	280,995	280,171	814,786	856,117
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	6,807	(2,980)	(581)	4,715	(3,498)
NOI at share - cash basis	$272,298	$278,015	$279,590	$819,501	$852,619
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2024 compared to September 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2024	$265,491	$229,588	$14,972	$15,780	$5,151
Less NOI at share from:
Dispositions	(25)	(29)	4	—	—
Development properties	(11,959)	(11,959)	—	—	—
Other non-same store income, net	(5,678)	(527)	—	—	(5,151)
Same store NOI at share for the three months ended September 30, 2024	$247,829	$217,073	$14,976	$15,780	$—

NOI at share for the three months ended September 30, 2023	$280,995	$245,634	$15,132	$16,564	$3,665
Less NOI at share from:
Dispositions	(759)	(1,035)	276	—	—
Development properties	(4,905)	(4,905)	—	—	—
Other non-same store income, net	(4,773)	(1,108)	—	—	(3,665)
Same store NOI at share for the three months ended September 30, 2023	$270,558	$238,586	$15,408	$16,564	$—

Decrease in same store NOI at share	$(22,729)	$(21,513)	$(432)	$(784)	$—

% decrease in same store NOI at share	(8.4)%	(9.0)%	(2.8)%	(4.7)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2024 compared to September 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2024	$272,298	$233,461	$14,901	$19,589	$4,347
Less NOI at share - cash basis from:
Dispositions	(25)	(29)	4	—	—
Development properties	(6,574)	(6,574)	—	—	—
Other non-same store income, net	(7,031)	(2,684)	—	—	(4,347)
Same store NOI at share - cash basis for the three months ended September 30, 2024	$258,668	$224,174	$14,905	$19,589	$—

NOI at share - cash basis for the three months ended September 30, 2023	$278,015	$240,844	$15,801	$17,552	$3,818
Less NOI at share - cash basis from:
Dispositions	(869)	(1,082)	213	—	—
Development properties	(4,301)	(4,301)	—	—	—
Other non-same store income, net	(8,380)	(4,562)	—	—	(3,818)
Same store NOI at share - cash basis for the three months ended September 30, 2023	$264,465	$230,899	$16,014	$17,552	$—

(Decrease) increase in same store NOI at share - cash basis	$(5,797)	$(6,725)	$(1,109)	$2,037	$—

% (decrease) increase in same store NOI at share - cash basis	(2.2)%	(2.9)%	(6.9)%	11.6%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2024 compared to September 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the nine months ended September 30, 2024	$814,786	$704,870	$45,518	$49,109	$15,289
Less NOI at share from:
Dispositions	(1,444)	(1,454)	10	—	—
Development properties	(29,555)	(29,555)	—	—	—
Other non-same store income, net	(17,586)	(2,297)	—	—	(15,289)
Same store NOI at share for the nine months ended September 30, 2024	$766,201	$671,564	$45,528	$49,109	$—

NOI at share for the nine months ended September 30, 2023	$856,117	$729,994	$47,003	$64,840	$14,280
Less NOI at share from:
Dispositions	(1,790)	(3,136)	1,346	—	—
Development properties	(13,627)	(13,627)	—	—	—
Other non-same store (income) expense, net	(12,918)	1,362	—	—	(14,280)
Same store NOI at share for the nine months ended September 30, 2023	$827,782	$714,593	$48,349	$64,840	$—

Decrease in same store NOI at share	$(61,581)	$(43,029)	$(2,821)	$(15,731)	$—

% decrease in same store NOI at share	(7.4)%	(6.0)%	(5.8)%	(24.3)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2024 compared to September 30, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2024	$819,501	$702,089	$46,685	$56,483	$14,244
Less NOI at share - cash basis from:
Dispositions	(1,444)	(1,454)	10	—	—
Development properties	(19,897)	(19,897)	—	—	—
Other non-same store income, net	(20,284)	(6,040)	—	—	(14,244)
Same store NOI at share - cash basis for the nine months ended September 30, 2024	$777,876	$674,698	$46,695	$56,483	$—

NOI at share - cash basis for the nine months ended September 30, 2023	$852,619	$723,440	$47,068	$67,554	$14,557
Less NOI at share - cash basis from:
Dispositions	(2,133)	(3,597)	1,464	—	—
Development properties	(13,001)	(13,001)	—	—	—
Other non-same store income, net	(20,588)	(6,031)	—	—	(14,557)
Same store NOI at share - cash basis for the nine months ended September 30, 2023	$816,897	$700,811	$48,532	$67,554	$—

Decrease in same store NOI at share - cash basis	$(39,021)	$(26,113)	$(1,837)	$(11,071)	$—

% decrease in same store NOI at share - cash basis	(4.8)%	(3.7)%	(3.8)%	(16.4)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2024 compared to June 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2024	$265,491	$229,588	$14,972	$15,780	$5,151
Less NOI at share from:
Dispositions	(25)	(29)	4	—	—
Development properties	(11,959)	(11,959)	—	—	—
Other non-same store income, net	(5,678)	(527)	—	—	(5,151)
Same store NOI at share for the three months ended September 30, 2024	$247,829	$217,073	$14,976	$15,780	$—

NOI at share for the three months ended June 30, 2024	$280,171	$242,153	$16,060	$16,800	$5,158
Less NOI at share from:
Dispositions	(620)	(633)	13	—	—
Development properties	(9,637)	(9,637)	—	—	—
Other non-same store income, net	(6,188)	(1,030)	—	—	(5,158)
Same store NOI at share for the three months ended June 30, 2024	$263,726	$230,853	$16,073	$16,800	$—

Decrease in same store NOI at share	$(15,897)	$(13,780)	$(1,097)	$(1,020)	$—

% decrease in same store NOI at share	(6.0)%	(6.0)%	(6.8)%	(6.1)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2024 compared to June 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2024	$272,298	$233,461	$14,901	$19,589	$4,347
Less NOI at share - cash basis from:
Dispositions	(25)	(29)	4	—	—
Development properties	(6,574)	(6,574)	—	—	—
Other non-same store income, net	(7,031)	(2,684)	—	—	(4,347)
Same store NOI at share - cash basis for the three months ended September 30, 2024	$258,668	$224,174	$14,905	$19,589	$—

NOI at share - cash basis for the three months ended June 30, 2024	$279,590	$237,834	$16,835	$19,956	$4,965
Less NOI at share - cash basis from:
Dispositions	(620)	(633)	13	—	—
Development properties	(7,353)	(7,353)	—	—	—
Other non-same store income, net	(6,769)	(1,804)	—	—	(4,965)
Same store NOI at share - cash basis for the three months ended June 30, 2024	$264,848	$228,044	$16,848	$19,956	$—

Decrease in same store NOI at share - cash basis	$(6,180)	$(3,870)	$(1,943)	$(367)	$—

% decrease in same store NOI at share - cash basis	(2.3)%	(1.7)%	(11.5)%	(1.8)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 18